                              SECOND AMENDMENT TO
                              PURCHASE AGREEMENT


          THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made as of March 5, 1996, by and among United USN, Inc., a Delaware corporation (the "Company"), CIBC Wood Gundy Ventures, Inc., a Delaware corporation ("CIBC"), Chemical Venture Capital Associates, a California limited partnership ("Chemical"), Hancock Venture Partners IV -Direct Fund L.P., a Delaware limited partnership ("Hancock"), BT Capital Partners, Inc., a Delaware corporation ("BT"), Northwood Capital Partners LLC, a New York limited liability company ("Northwood Capital"), Northwood Ventures, a New York limited partnership ("Northwood Ventures"), and Enterprises & Transcommunications, L.P., a Delaware limited partnership ("Prime" and, collectively with CIBC, Chemical, Hancock, BT, Northwood Capital and Northwood Ventures, the "Purchasers"), and amends that certain Purchase Agreement, dated as of June 22, 1995 by and among the Company, CIBC, Chemical, Hancock, BT, Northwood Ventures and Northwood Capital, as amended by the First Amendment to Purchase Agreement, dated as of July 21, 1995 (the "First Amendment"), by and among the company, CIBC, Chemical, Hancock, BT, Northwood Capital, Northwood Ventures and Prime (the "Purchase Agreement" or the "Agreement"). The Company, CIBC, Chemical and Hancock (CIBC, Chemical and Hancock, collectively, the "Original Purchasers") are parties to a Purchase Agreement dated as of April 20, 1994, as amended, pursuant to which each of the Original Purchasers purchased from the Company certain shares of the Company's Common Stock and Preferred Stock - Series 1. Each capitalized term used herein not defined herein shall have the meaning given such term in the Purchase Agreement.

          To induce the Purchasers to settle a certain dispute between the Purchasers and the Company arising from the Company's projections of the financial performance of the Company made prior to and as of the Closing (the "Prior Projections"), the Company desires to, without admitting or denying liability for any breach of any such representations or warranties, (i) issue an aggregate of 110,157 shares of its Common Stock to the Purchasers pro rata based on the number of shares of Common Stock purchased from the Company by each such Purchaser and Additional Purchaser under the Purchase Agreement (in the amounts set forth on the Schedule of Purchasers attached hereto) for no additional financial consideration in order to adjust from $1.95 to $1.077 the purchase price per share of Common Stock purchased under the Purchase Agreement, (ii) cause the Preferred Stock - Series 2 to be senior to the Preferred Stock -Series 1 (the actions necessary to effect (i) and (ii), collectively, the "Recapitalization"), and (iii) agree to the matters described below.

          To induce the Purchasers (other than the Original Purchasers) to settle that certain dispute between the Purchasers and the Company arising from the Prior Projections, the Original Purchasers will (i) consent to the transactions described above, including the issuance of 110,157 shares of Common Stock to effect the Recapitalization, (ii) amend the Amended and Restated Stockholders Agreement, dated as of July 21, 1995, by and among the Company, the Purchasers and certain other stockholders, as amended (the "Stockholders Agreement"), to increase the number of directors of the corporation to nine (9) in order to permit the addition of another outside member to the Company's board of directors (the "Board"), and (iii) amend the Agreement as set forth herein.

          The Purchasers (including the Original Purchasers) and the Board have authorized the Recapitalization, including, without limitation, filing an amended Certificate of Designation (attached hereto as Exhibit A) which causes the Preferred Stock - Series 2 to be senior to the Preferred Stock - Series 1 (the "Amended Certificate of Designation"). The Purchasers and the Company desire to enter into this Amendment to amend the Purchase Agreement.

          Counsel for the Company has provided an opinion substantially in the form of Exhibit I attached hereto. In addition, certain holders of the Company's capital stock have executed consents substantially in the form Exhibit II attached hereto.

          NOW, THEREFORE, the parties hereto agree as follows:

     1. Authorization of the Stock. The Company has authorized the issuance and sale to the Purchasers of an aggregate of 110,157 shares of Common Stock.

     2. Issuance of Stock. At the Recapitalization Closing (as defined below), the Company shall issue (the "Issuance") to each Purchaser the number of shares of Common Stock set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto. All stock issued hereunder shall be deemed to have been issued as of the Recapitalization Closing and shall be deemed for all purposes of the Purchase Agreement and each of the agreements contemplated by the Agreement (including without limitation the Stockholders Agreement and the Amended and Restated Registration Agreement dated as of June 22, 1995 among the Company, the other parties hereto and certain other Persons), to have been issued under and pursuant to the Purchase Agreement.

     3. The Closing. The closing of the transactions contemplated by Section 2 (the "Recapitalization Closing") shall take place at the offices of Kirkland & Ellis, Citicorp Center,

153 East 53rd Street, New York, New York 10022-4675 at 10:00 a.m. on March 14, 1996, or at such other time and place as may be mutually agreeable to the Company and each Purchaser. At the Recapitalization Closing, the Company shall deliver to each Purchaser stock certificates evidencing the number of shares of Common Stock set forth opposite such Purchaser's name on the Schedule of Purchasers, registered in such Purchaser's or its nominee's name.

     4. Company Representations. As an inducement to the Purchasers to enter into this Amendment, the Company represents and warrants that:

          a.  Capital Stock and Related Matters.

               (i) As of the Recapitalization Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 50,000 shares of preferred stock, of which 20,000 shares shall be designated as Series A 10% Senior Cumulative Preferred Stock, 16,200 of which shall be issued and outstanding, and 30,000 shares shall be designated as Series A-2 10% Senior Cumulative Preferred Stock, 26,235 of which shall be issued and outstanding, and (b) 500,000 shares of Common Stock, of which 423,896 shares shall be issued and outstanding, and 54,551 shares of which shall be reserved for issuance in connection with the Management Option Pool subsequent to the Recapitalization Closing. As of the Recapitalization Closing and immediately thereafter, the Company's issued and outstanding capital stock will be held by the Persons and in the amounts as set forth in the "Capitalization Schedule" hereto.

               (ii) As of the Recapitalization Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except as set forth on the attached Capitalization Schedule or as provided in this Agreement. The Capitalization Schedule accurately sets forth the following information with respect to all outstanding options and rights to acquire the Company's capital stock: the holder, the number of shares covered, the exercise price and the expiration date. As of the Recapitalization Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as provided in the Amended Stockholders Agreement, as set forth on the Capitalization Schedule, pursuant to the Certificate of Designation and the Certificate of Incorporation (as amended by the Amended Certificate of Designation), pursuant to Section 7 of the First Purchase Agreement or pursuant to Section 6 of this Agreement. As of the Recapitalization Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

               (iii) There are no statutory or contractual stockholders' preemptive rights or rights of refusal with respect to the issuance of the Stock hereunder. The Company and its Subsidiaries have not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of their capital stock, and the offer, sale and issuance of the Stock hereunder does not require registration under the Securities Act or any applicable state securities laws. Except as set forth on the Capitalization Schedule and pursuant to the Stockholders Agreement, to the best of the Company's knowledge, there are no agreements between the stockholders of the Company or its Subsidiaries with respect to the voting or transfer of the capital stock of the Company or its Subsidiaries or with respect to any other aspect of the affairs of the Company or its Subsidiaries.

          b. Authorization; No Breach. The execution, delivery and performance of this Amendment and the Stockholders Agreement Amendment, and the filing of the Amended Certificate of Designation have been duly authorized by the Company. This Amendment, the Stockholders Agreement Amendment and the Amended Certificate of Designation each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Amendment and the amendment to the Stockholders Agreement, dated as of the date hereof, the offering and issuance of the Stock hereunder, the filing of the Amended Certificate of Designation, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation or the Certificate of Designation or the charter or bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject.

     5. Amendment of Section 3D. The first sentence of Section 3D of the Purchase Agreement before the colon in the third line thereof is hereby amended and restated as follows:

          "So long as a Purchaser holds any Investor Common Stock or any Investor Preferred Stock, the Company shall not, without the Required Approval (and with respect to clause 3D(iii)(b) below, so long as BT, Prime and Northwood, collectively, hold at least 25% of the aggregate number of shares of Investor Preferred Stock purchased by such Persons, collectively, pursuant to the Second Purchase Agreement, the Company shall not, without the prior written consent of any one of BT, Prime or Northwood (so long as such consenting party holds at least 25% of the aggregate number of shares of Investor Preferred Stock purchased by such Person pursuant to this Agreement), which consent shall not be unreasonably withheld, and without the Required Approval):".

     6. Release. Each Purchaser, upon consummation of the Recapitalization Closing, hereby releases the Company and its Subsidiaries and their respective officers, directors and employees from any and all liability in connection with or arising from any breach of the representations and warranties included in
Section 5Z of the Purchase Agreement and from any breach of any other representation or warranty in the Purchase Agreement arising from the events and circumstances which resulted in the Prior Projections being questioned by the Purchasers (any such breach a "Prior Projections Breach"). In so doing each of the Purchasers acknowledges that the Company has neither admitted nor denied liability for any Prior Projections Breach.

     7. Waiver. Each Purchaser, upon consummation of the Recapitalization Closing, hereby agrees that the proposed sale of certain assets of FoneNet/Ohio, Inc. on the terms previously disclosed to such Purchaser will not be deemed to be a "Fundamental Change" for purposes of the Amended Certificate of Designation (it being understood that the foregoing agreement by the Purchasers is limited to such sale of assets and is not applicable to any other sale of assets). Further, each Purchaser waives any and all claims which such Purchaser may have based upon the existence of any "Event of Non-Compliance" under the Company's Amended Certificate of Designation which arises from a Prior Projections Breach.

     8. Waiver of Rights; Consent to Company Actions. Each of the undersigned hereby waives any right pursuant to the Purchase Agreement to object to, and hereby consents to, the transactions contemplated by this Amendment, including without limitation the Issuance and the filing of the Amended Certificate of Designation. Without limiting the generality of the foregoing, each of the undersigned waives any rights it may have pursuant to Sections 3J and 3D (including, but not limited to, 3D(iii), 3D(ix) and 3D(xii)) of the Purchase Agreement, and consents to the transactions contemplated hereby.

     9. Purchaser Representations. As an inducement to the Company to enter into this Amendment, each Purchaser represents and warrants that such Purchaser owns, free and clear of any liens, the number of shares attributed to such Purchaser on the Capitalization Schedule.

     10. Subparagraphs lD(i) lD(ii), and lD(iii). Subparagraphs lD(i), lD(ii) and lD(iii) of the Purchase Agreement are hereby amended by replacing "July 15, 1995" with "July 21, 1995" in each place in which it appears.

     11.  Subparagraph lD(iii). The third sentence of subparagraph (iii) of
Section 1D of the Purchase Agreement is hereby amended and restated to read:

          "At the Second Closing, the Additional Purchaser will become a party to the Amended Registration Agreement, the Amended Stockholders Agreement and the Amended Stock Transfer Agreement by executing counterparts thereto."

     12. Subparagraph 1D(iv). The last sentence of subparagraph (iv) of Section 1D of the Purchase Agreement is hereby amended and restated to read:

          "Northwood Capital and Northwood Ventures each represents and warrants that they collectively hold title to the Notes (as defined in Appendix I hereto) free and clear of all liens, charges and encumbrances, and they jointly and severally agree not to transfer any interest in the Notes to any Person, other than the Company, prior to the 120th day following the Closing."

     13. Subparagraph 2J(ix). Subparagraph (ix) of Section 2J of the Purchase Agreement is hereby amended and restated to read:

          "a duly executed Amendment to Plan of Divestiture; and"

     14. Subparagraph 3A. The first sentence of subparagraph 3A of the Purchase Agreement is hereby amended and restated to read:

          "The Company shall deliver to the Purchasers, and if the Purchasers have transferred any part of its interest in the Company, also to any other Qualified Holder of Investor Preferred Stock or Investor Common Stock (other than any such holder actively engaged in the telecommunications industry and in good faith determined by the Company's board of directors to be a competitor of the Company or any of its Subsidiaries):"

     15. Subparagraph 3A(i). The first sentence of subparagraph (i) of Section 3A of the Purchase Agreement is hereby amended and restated to read:

          "As soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year (other than quarterly accounting periods), unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year;"

     16. Subparagraph 3A(iv). Subparagraph (iv) of Section 3A of the Purchase Agreement is hereby amended and restated to read:

          "within the 90 days after the end of each fiscal year, unaudited consolidating and audited consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and unaudited consolidating and audited consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year (which comparisons to budget will be provided under separate cover), and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing acceptable to the holders of at least 66-2/3% of the Investor Preferred Stock and the holders of at least 66-2/3% of the Investor Common Stock, (b) a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was an Event of Noncompliance in existence or that there was any other default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any Event of Noncompliance or other default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the board of directors;"

     17. Subparagraph 3A(ix). Subparagraph (ix) of Section 3A of the Purchase Agreement is hereby amended and restated to read:

          "unless included within the unaudited consolidating financial statements otherwise delivered pursuant to this Paragraph 3A, within 10 days after receipt thereof, copies of all financial statements provided by UTS to the Company unless such financial statements have been forwarded to each Purchaser by UTS; and"

     18. Subparagraph 3D(xv). Subparagraph (xv) of Section 3D of the Purchase Agreement is hereby amended and restated to read:

          "except pursuant to the UTS Agreement and except for debt financing secured solely by accounts receivable of the Company and its Subsidiaries as approved by the Company's board of directors and except for obligations assumed by the Company or its Subsidiaries pursuant to the Quest Asset Purchase Agreement (as defined in Appendix I), create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness exceeding in the aggregate $1,500,000 outstanding at any time on a consolidated basis;"

     19. Subparagraph 3K(ii). The first sentence of subparagraph (ii) of Section 3K of the Purchase Agreement is hereby amended and restated to read:

          "For purposes of this Agreement, a "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or any SBIC Holder believes that there is a substantial risk of such assertion) that such SBIC Holder is not entitled to hold, or exercise any significant right with respect to, all or any portion of the Stock."

     20. Subparagraph 30(v). Subparagraph (v) of Section 30 of the Purchase Agreement is hereby amended by designating the second subparagraph (iv) as subparagraph (v).

     21. Subparagraph 5B(i). The first sentence of subparagraph (i) of Section 5B of the Purchase Agreement is hereby amended and restated to read:

          "As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 50,000 shares of preferred stock, of which 20,000 shares shall be designated as Series A 10% Senior Cumulative Preferred Stock, 16,200 of which shall be issued and outstanding, and 30,000 shares shall be designated as Series A-2 10% Senior Cumulative Preferred Stock, 22,869 of which shall be issued and outstanding, and (b) 500,000 shares of Common Stock, of which 296,302 shares shall be issued and outstanding, and 54,551 shares of which shall be reserved for issuance in connection with the Management
          Option Pool subsequent to the Closing."

     22. Subparagraph 5B(iv). Subparagraph (iv) of Section 5B of the Purchase Agreement is hereby amended and restated to read:

          "As of the Closing, the outstanding capital stock of UTS shall consist of (a) 1,000,000 shares of common stock, of which the Company owns 501,000 shares and (b) 2,000 shares of preferred stock, of which the Company owns 2,000 shares. The Company paid an aggregate of $2,000,000 in exchange for all such shares held as of the Closing. The Company has agreed to accept an additional 25 shares of preferred stock in consideration of interest due on its original investment, which shares can be issued only after approval by the New York Public Service Commission (the "NYPSC"). The Company has the right, but is not obligated, to purchase additional shares of UTS common stock and preferred stock, at a price of $1,000 for units ("Units") each comprised of one share of preferred stock and 250 shares of UTS common stock. The Company and UTS are parties to an agreement pursuant to which the Company has agreed to purchase from UTS and UTS has agreed to sell to the Company Units of additional UTS common stock and UTS preferred stock in exchange for an aggregate purchase price of $1,350,000. Such purchase agreement, and the transactions contemplated thereby, have been approved by the board of directors and stockholders of UTS, and the sale of stock contemplated thereby will be consummated at such time as such sale has been approved by the NYPSC. As of the Closing, in addition to the $1,350,000 advanced pursuant to such purchase agreement, the Company has advanced an aggregate $1,800,000 to UTS, evidenced by promissory notes issued by UTS and which amounts the Company may, at its sole discretion convert into Units at the price indicated above (subject only to the prior approval thereof by the NYPSC and to certain preemptive rights possessed by Stephen C. Schwartz ("Schwartz") and Richard Vanderwoude under the Stockholders

          Agreement, dated as of April 20, 1994, by and among the Company, UTS and Schwartz)."

     23. Subparagraph 5C. The last sentence of subparagraph 5C of the Purchase Agreement is hereby amended and restated to read:

          "Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person (except as provided in the UTS Agreement)."

     24. Subparagraph 5K(iii). The first sentence of subparagraph (iii) of
Section 5K of the Purchase Agreement is hereby amended and restated to read:

          "The Purchasers' special counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements requested by Purchasers or Purchasers' Special Counsel and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes thereto."

     25. Subparagraph 5W. The first sentence of subparagraph 5W of the Purchase Agreement is hereby amended and restated to read:

          "Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to any Purchaser by or on behalf of the Company and its Subsidiaries with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading; provided that with respect to the financial projections furnished to the Purchasers by the Company and its Subsidiaries, the Company represents only that such projections were based upon assumptions reasonably believed by the Company and its Subsidiaries to be reasonable and fair as of the date the projections were prepared in the context of the Company's and its Subsidiaries' history and current and reasonably foreseeable business conditions."

     26. Subparagraph 5X. The first sentence of subparagraph 5X of the Purchase Agreement is hereby amended and restated read:

          "As used in this Section 5, the terms "knowledge" or "aware", shall mean and include (i) the actual knowledge or awareness of the Company and its Subsidiaries (which shall include the actual knowledge and awareness of any of the officers, directors and key employees of the Company and its Subsidiaries, including Thomas C. Brandenburg, Robert
          J. Luth, Ronald W. Gavillet, Charles Buckman and Richard S. Vanderwoude), and (ii) the knowledge or awareness which a prudent business person would have obtained in the conduct of his business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question."

     27. Subparagraph 5Z. The first sentence of subparagraph 5Z of the Purchase Agreement is hereby amended and restated to read:

          "(a) The projections and pro forma financial statements contained in the United USN, Inc. Confidential Business Overview dated April 6, 1995 and previously delivered to Purchasers are true and complete latest projections of the consolidated income and cash flows of the Company and its Subsidiaries for the fiscal years ending 2004."

     28. Section 8. The definition of "Certificate of Designation" in Section 8 of the Purchase Agreement is hereby amended and restated to read:

          "Certificate of Designation" means the Company's Amended Certificate of Designation establishing the terms and the relative rights and preferences of the Preferred Stock - Series 1 and Preferred Stock - Series 2 in the form set forth in Exhibit A hereto."

     29. Section 8. Clause (i) of the definition of "Change of Control" in
Section 8 of the Purchase Agreement is hereby amended and restated to read:

          "(i) There shall be consummated any sale or issuance or series of sales and/or issuances of shares of Common Stock by the Company or any holders thereof which results in any Person or affiliated Persons (other than the owners of any Common
          Stock or their Affiliates as of the date of the Purchase
          Agreement after giving effect to the transactions contemplated hereby) owning Common Stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Company's board of directors."

     30. Section 8. The second sentence of the defined term, "Restricted Securities" in Section 8 of the Purchase Agreement is hereby amended and restated to read:

          "As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 8C have been delivered by the Company in accordance with
          Section 4(ii)."

     31. List of Exhibits. The List of Exhibits of the Purchase Agreement is hereby amended by replacing "Exhibit D - Subscription Agreement" with "Exhibit D - None".

     32. List of Disclosure Schedules. The List of Disclosure Schedules of the Purchase Agreement is hereby amended and restated to include "Employee Benefits Schedule" after "Contracts Schedule".

     33. Subparagraph 3A(iv). Subparagraph (iv) of Section 3A of the Purchase Agreement is hereby further amended to add the words "and any 'going concern' qualifications" after the words "except for qualifications regarding specified contingent liabilities" in clause (a) thereof.

     34. Subparagraph 3D(xv). Subparagraph (xv) of Section 3D of the Purchase Agreement is hereby further amended to replace "1,500,000" with "4,500,000."

     35. Effect of Amendment and First Amendment. The amendments to the Purchase Agreement set forth in Sections 10 through 32 hereof and in Section 4 of the First Amendment shall be deemed to be effective as of the Closing for all purposes as if the Purchase

Agreement included such amendments as of the Closing (including, without limitation, for purposes of reliance by the law firms delivering legal opinions in connection with the Purchase Agreement). The amendments to the Purchase Agreement set forth in Sections 5, 33 and 34 hereof shall be deemed to be effective as of the Recapitalization Closing. The Purchase Agreement as amended hereby shall remain in full force and effect and is hereby ratified and confirmed.

     36. Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment.

     37. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment.

     38. Descriptive Headings; Intercretation. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment. The use of the word "including" in this Amendment shall be by way of example rather than by limitation.

     39. Governing Law. The corporate law of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Amendment and the exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts, of the State of New York.

                                 *  *  *  *  *

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                        UNITED USN, INC.

                        /s/ THOMAS C. BRANDENBURG
                        -----------------------------------------
                        By:  Thomas C. Brandenburg
                        Its:  Chief Executive Officer


                        BT CAPITAL PARTNERS, INC.

                        /s/ Paul S. Lattanzio
                        -----------------------------------------
                        By:
                             ------------------------------------
                        Its:
                             ------------------------------------


                        CIBC WOOD GUNDY VENTURES, INC.

                        /s/ RICHARD J. BREKKA
                        -----------------------------------------
                        By: Richard J. Brekka
                        Its: President


                        HANCOCK VENTURE PARTNERS IV - DIRECT
                         FUND L.P.

                        By: Back Bay Partners XII L.P.
                        By: Hancock Venture Partners, Inc.


                        /s/ William A. Johnston
                        -----------------------------------------
                        By:
                             ------------------------------------
                        Its: SVP
                             ------------------------------------


                        CHEMICAL VENTURE CAPITAL ASSOCIATES

                        /s/ Donald J. Hofmann
                        -----------------------------------------
                        By:
                             ------------------------------------
                        Its:
                             ------------------------------------

                        ENTERPRISES & TRANSCOMMUNICATIONS, L.P.

                        By:  Prime Enterprises, L.P.
                        By:  Prime New Ventures Management, L.P.
                        By:  Prime II Management, L.P.
                        By:  Prime II Management, Inc.


                        ------------------------------------------------
                        By:
                             -------------------------------------------
                        Its:
                             -------------------------------------------


                        NORTHWOOD CAPITAL PARTNERS LLC

                        /s/ PETER G. SCHIFF
                        ------------------------------------------------
                        By:  Peter G. Schiff
                             -------------------------------------------
                        Its:  Chairman
                             -------------------------------------------


                        NORTHWOOD VENTURES

                        /s/ PETER G. SCHIFF
                        ------------------------------------------------
                        By:  Peter G. Schiff
                             -------------------------------------------
                        Its:  General Partner
                             -------------------------------------------

                        ENTERPRISES & TRANSCOMMUNICATIONS, L.P.

                        By:  Prime Enterprises, L.P.
                        By:  Prime New Ventures Management, L.P.
                        By:  Prime II Management, L.P.
                        By:  Prime II Management, Inc.

                        /s/ WILLIAM P. GLASGOW
                        -----------------------------------------------
                        By:  William P. Glasgow
                             ------------------------------------------
                        Its: SVP
                             ------------------------------------------


                        NORTHWOOD CAPITAL PARTNERS LLC


                        -----------------------------------------------
                        By:
                             ------------------------------------------
                        Its:
                             ------------------------------------------


                        NORTHWOOD VENTURES


                        -----------------------------------------------
                        By:
                             ------------------------------------------
                        Its:
                             ------------------------------------------


                                     -16-